EXHIBIT 10.56
CASH RETENTION AGREEMENT

This CASH RETENTION AGREEMENT (this “Agreement”), dated as of October 28, 2019 (the “Effective Date”), is by and between Tenneco Inc. (“Tenneco” together with its subsidiaries and affiliates, the “Company Group”), and Jason M. Hollar (the “Executive”).
WHEREAS, Tenneco has announced that it plans to separate its businesses into an Aftermarket and Ride Performance company and a Clean Air and Powertrain company during 2020 (the “Separation”);
WHEREAS, the Executive has been involved in the transition process relating to Tenneco’s acquisition of Federal Mogul LLC and the subsequent endeavors leading to the separation of Tenneco’s businesses into two separate companies
WHEREAS, the continued services of the Executive are critical to Tenneco’s strategy relating to separation of its businesses; and
WHEREAS, to incentivize the Executive to remain employed by the Company Group through such separation and for a period thereafter, Tenneco desires to enter into this Agreement and provide for the compensation specified herein to be paid to the Executive, subject to all of the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to the following:

1.	Definitions. In addition to defined terms included elsewhere in this Agreement, the following capitalized terms when used herein shall have the meaning specified:

(a)
“Cause” shall mean the Executive’s: (i) willful failure to perform substantially his or her duties (other than any such failure resulting from incapacity due to Disability); (ii) commission of, or indictment for, a felony or any crime involving fraud or embezzlement or dishonesty or conviction of, or plea of guilty or nolo contendere to a crime or misdemeanor (other than a traffic violation) punishable by imprisonment under federal, state or local law; (ii) engagement in an act of fraud or other act of willful dishonesty or misconduct, towards the Company Group or any member thereof, or detrimental to Company Group or any member thereof, or in the performance of the Executive’s duties; (iv) negligence in the performance of employment duties that has a materially detrimental effect on the Company Group or any member thereof; (v) violation of a federal or state securities law or regulation; (vi) the use of a controlled substance without a prescription or the use of alcohol which, while performing services on behalf of the Company Group or any member thereof, in each case, significantly impairs the Executive’s ability to carry out his or her duties and responsibilities; (vii) material violation of the policies and procedures of the Company Group or any member of thereof applicable to the Executive; (viii) embezzlement and/or misappropriation of property of the Company Group or any member thereof; or (ix) conduct involving any immoral acts which is reasonably likely to impair the reputation of the Company Group or any member thereof.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)
“Disability” shall mean the permanent and total disability of the Executive as determined for purposes of the Company Group long-term disability plan in which the Executive participates (or in which the Executive is eligible to participate) at the time the determination is to be made.

(d)
“Good Reason” shall mean any of the following that occur without the Executive’s written consent upon or following a Transaction: (i) a material diminishment in the Executive’s status, position, duties or responsibilities with the Company Group from those in effect immediately prior to the Transaction (or failure to attain a previously announced enhanced role for such executive following the Separation, if applicable); (ii) a material reduction in the Executive’s then current annual cash compensation from the Company Group (or a successor, if applicable) below the sum of (A) the Executive’s annual base salary or annual base compensation from the Company Group in effect immediately prior to the Transaction and (B) the Executive’s targeted annual long-term incentive award for the calendar year completed immediately prior to the Transaction; provided, however, that a material reduction for purposes of this clause (ii) shall not be deemed to have occurred if the Executive’s then current annual cash compensation is reduced as part of an overall cost reduction program that affects all senior executives of the business unit in which, or by which, the Executive is employed and does not disproportionately affect the Executive; (iii) relocation of the Executive’s principal place of employment by more than fifty (50) miles from his or her principal place of employment in effect immediately prior to the Transaction; or (iv) a material breach of this Agreement by Tenneco or a successor hereto. The Executive’s Termination Date shall not be considered to have terminated for Good Reason unless the Executive gives written notice to Tenneco (or, following a Transaction, his or her employer) of the occurrence of an event constituting Good Reason, the Good Reason event is not cured within thirty (30) days following the date on which the notice is received from the Executive, and the Executive terminates his or her employment within fifteen (15) days after expiration of the cure period.

(e)
“Payment Date” shall means, with respect to the Retention Bonus or any portion thereof, the date that is sixty (60) days after the applicable Vesting Date relating to the Retention Bonus (or such portion) and in no event later than two and one-half (2-1/2) months following the end of the year in which the applicable Vesting Date occurs.

(f)
“Qualifying Termination” occurs if the Executive’s Termination Date occurs coincident with or following a Transaction as a result of (i) termination by the Company Group without Cause or (ii) termination by the Executive for Good Reason.

(g)
“Termination Date” shall mean the date on which the Executive’s employment with the Company Group terminates for any reason; provided, however, that in connection with a Transaction, the Executive’s Termination Date shall be considered to have terminated only if his or her employment with the Company Group and any successors (and affiliates of successors) terminates upon or following the Transaction. Subject to the foregoing, the determination as to whether the Executive has had a termination of employment (or separation from service) shall be made in accordance with the provisions of section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

(h)
“Transaction” shall mean the consummation of the separation of the Company Group’s businesses into two separate companies consisting of an Aftermarket and Ride Performance company and a Clean Air and Powertrain company (whether effected through a merger, exchange, sale of stock or assets or other transaction).

2.Award of Retention Bonus. Subject to the terms and conditions set forth herein, the Executive shall be entitled to receive a cash payment in an amount equal to $2,000,000 (the “Retention Bonus”). The member of the Company Group that is the employer of the Executive on the applicable Payment Date shall be responsible for the payment of the Retention Bonus.

3.Vesting of Retention Bonus. The Executive’s right to the Retention Bonus shall vest in accordance with the following, as applicable:

(a)
In the event that a Transaction occurs on or prior to December 31, 2020, one third (1/3) of the Retention Bonus will vest on the closing of the Transaction, one third (1/3) of the Retention Bonus will vest on December 31, 2020 and 1/3 will vest on December 31, 2021 (each such date a “Vesting Date”), provided that the Executive’s Termination Date has not occurred as of the applicable Vesting Date.

(b)
In the event that a Transaction does not occur on or prior to December 31, 2020, fifty percent (50%) of the Retention Bonus will vest on December 31, 2020 and fifty percent (50%) of the Retention Bonus will vest on December 31, 2021 (each such date a “Vesting Date”), provided that the Executive’s Termination Date has not occurred as of the applicable Vesting Date.

(c)
Notwithstanding the provisions of paragraphs (a) and (b), in the event that the Executive’s Termination Date occurs as a result of death, Disability, or as a result of termination by the Company Group without Cause, any portion of the Retention Bonus that is not yet vested as of the Termination Date shall become vested on the Executive’s Termination Date and the Termination Date shall be the “Vesting Date” with respect to such portions of the Retention Bonus that become vested on the Termination Date.

(d)
Notwithstanding the provisions of paragraphs (a) and (b), in the event that a Transaction occurs prior to a Vesting Date and if the Executive’s Termination Date occurs coincident with or after the Transaction and prior to a Vesting Date as a result of a Qualifying Termination, any portion of the Retention Bonus that is not yet vested as of the Termination Date shall become vested on the Executive’s Termination Date and the Termination Date

shall be the “Vesting Date” with respect to such portions of the Retention Bonus that become vested on the Termination Date.

Except as otherwise expressly provided herein, in the event the Executive’s Termination Date occurs for any reason (or no reason) prior to a Vesting Date, the Executive shall forfeit all rights to receive any portion Retention Bonus hereunder for which the Vesting Date has not occurred as of the Termination Date.

4.
Payment of Retention Bonus. Subject to the terms and conditions of this Agreement, the Retention Bonus (or portion thereof) that becomes vested in accordance with Section 3 hereof shall be paid, in cash, upon the Payment Date.

5.Tax Withholding. Payment of the Retention Bonus hereunder shall be subject to all applicable income and employment taxes and any other amounts that are required by law to be withheld or deducted therefrom.

6.Unfunded Arrangement. The Retention Bonus hereunder shall not be deemed to create a trust or other funded arrangement. The Executive’s rights with respect to the Retention Bonus shall be those of a general unsecured creditor of the Company Group, and under no circumstances shall the Executive have any other interest in any assets of any member of the Company Group by virtue of the award of the Retention Bonus.

7.No Right to Continued Employment. The Executive acknowledges and agrees that the Executive’s employment with the Company Group is and shall remain “at-will” and the Executive’s employment within the Company Group may be terminated at any time and for any reason (or no reason) by the Executive or the Company Group, with or without notice. Nothing in this Agreement shall confer upon the Executive any right to continued employment with the Company Group (or their respective successors) or to interfere in any way with the right of any member of the Company Group (or their respective successors) to terminate the Executive’s employment at any time.

8.Other Benefits. The Retention Bonus is a special incentive payment to the Executive and shall not be taken into account in computing the amount of salary or compensation for purposes of determining any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive pension, retirement, insurance or other employee benefit plan of the Company, unless such plan or agreement expressly provides otherwise. The Retention Bonus is an additional incentive payment to the Executive and neither this Agreement nor payment of the Retention Bonus shall supersede or replace any other benefits or payments to which the Executive is or may become entitled under any other benefit plan, program, policy or arrangement of the Company or any of its affiliates.

9.Section 409A Compliance. It is intended that any amounts payable under this Agreement shall either be exempt from or comply with section 409A of the Code. The provisions of this Agreement shall be construed and interpreted in accordance with section 409A of the Code. Notwithstanding any other provision of this Agreement to the contrary, if any payment hereunder is subject to section 409A of the Code, and if such payment is to be paid on account of the Executive’s termination of employment (or other separation from service) and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment is required to be made prior to the first day of the seventh month following the Participant’s separation from service or termination of employment, such payment shall be delayed until the first day of the seventh month following the Participant’s termination of employment or separation from service (or, if earlier, upon his or her death). In no event shall Tenneco or any other member of the Company Group be liable for any additional tax, interest, or penalties that may be imposed on the Executive as a result of section 409A of the Code.

10.Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the relationship of the parties shall be governed by and construed in accordance the laws of the States of Illinois; without giving effect to any choice of law or conflict of law rules or provisions.

11.Severability. The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by applicable law.

12.Assignment; Successors. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Executive, Tenneco and the other members of the Company Group and their respective heirs, successors and assigns. The Executive may not assign his or her rights or delegate his duties or obligations hereunder without the prior written consent of Tenneco. Tenneco or any other member of the Company Group may assign its rights and obligations hereunder, without the consent of, or notice to, the Executive, to (a) any of other member of the , or (b) to any person or entity that acquires a member of the Company Group or any portion of its business or its assets, in which case references to Tenneco or an applicable member of the Company Group will refer to such assignee.

13.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

14.No Obligation; Company Discretion. No provision of this Agreement shall be interpreted to impose an obligation on Tenneco or any other member of the Company Group to accept, agree to or otherwise consummate a Transaction. The decision to consummate a Transaction, and all terms and conditions of such transaction, including the amount, timing and form of consideration to be provided in connection therewith, shall be within the sole and absolute discretion of Tenneco.

15.Entire Agreement; Amendment. This Agreement constitutes the entire agreement by the Executive and the Company with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Jason Hollar
___________________________________________
Executive

TENNECO INC.

By: /s/ Kaled Awada

Name: Kaled Awada
Title:     SVP and Chief Human Resources Officer

Signature Page to Cash Retention Agreement